UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 2, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2018, Liberty Tax, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that because of the resignations of Mr. John Garel and Mr. Steven Ibbotson as directors on the Company’s Board of Directors, and both of whom served on the Company’s audit committee (the “Audit Committee”), the Company is no longer in compliance with Nasdaq Listing Rule 5605(c)(2), which requires that the composition of the Audit Committee consist of at least three members, each of whom must be independent.

In the Notice, Nasdaq indicated that the Company has 45 calendar days from the date of the Notice (or until February 16, 2018) to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If such a plan is timely submitted by the Company, the Nasdaq staff may grant the Company up to 180 calendar days from the date of the Notice, or until July 2, 2018, to regain compliance.

The Company intends to submit a plan to regain compliance with the above-referenced Nasdaq Listing Rule within the time period noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: January 8, 2018	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel

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